ACCOUNTANT'S CONSENT


The Board of Directors
CryoLife, Inc.

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.



                                                     KPMG Peat Marwick LLP


Atlanta,Georgia
March 30, 1998